Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-292209, 333-292210 and 333-293384) on Form S-1 of our report dated April 9, 2026 with respect to the consolidated financial statements of T3 Defense Inc.

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

April 9, 2026